EXHIBIT (21)
                  SUBSIDIARIES OF THE REGISTRANT
                         DECEMBER 31, 1994

                                                State or Country of
             Name                                  Incorporation
Domestic
  AH Investments Ltd.                                Delaware
  A.H. Robins Company, Inc.                          Virginia
  A.H. Robins International Company                  Nevada
  AHP Leasing, Inc.                                  Delaware
  AHP Subsidiary Holding Corporation                 Delaware
  AHP Subsidiary (10) Corporation                    Delaware
  American Cyanamid Company                          New Jersey
  American Home Food Products, Inc.                  Delaware
  Ayerst Laboratories Incorporated                   New York
  Ayerst-Wyeth Pharmaceuticals Inc.                  Delaware
  Cyanamid Agricultural de Puerto Rico, Inc.         New Jersey
  Cyanamid de Argentina S.A.                         Delaware
  Cyanamid International Corporation Limited         Delaware
  Genetics Institute, Inc.                           Delaware
  Immunex Corporation                                Delaware
  Lederle Parenterals, Inc.                          New Jersey
  Lederle Piperacillin, Inc.                         New Jersey
  Quinton Instrument Company                         Washington
  Route 24 Holdings, Inc.                            Delaware
  Sherwood Medical Company                           Delaware
  Storz Instrument Company                           Missouri
  Storz Opthalmics, Inc.                             Delaware
  Symbiosis Corp.                                    Florida
  Viobin Corporation                                 Illinois
  Whitehall Laboratories Inc.                        Delaware
  Wyeth-Ayerst International Inc.                    New York
  Wyeth Laboratories Inc.                            New York
  Wyeth Nutritionals Inc.                            Delaware
  Wyeth-Ayerst (Asia) Limited                        Delaware
Foreign
  AHP Holdings B.V.                                  Netherlands
  American Drug Corporation                          Panama
  American Home Investments (Hong Kong) Limited      Hong Kong
  Ayerst International S.A.                          France
  Brenner-EFEKA Pharma G.m.b.H.                      Germany
  Cyanamid Australia Pty. Limited                    Victoria
  Cyanamid Canada Inc.                               Ontario
  Cyanamid (Far East) Limited                        Hong Kong
  Cyanamid GmbH                                      Germany
  Cyanamid Italia, S.p.A.                            Italy
  Cyanamid of Great Britain Limited                  United Kingdom
  Cyanamid Quimica do Brasil Ltda.                   Brazil
  Cyanamid Taiwan Corporation                        Republic of China
  Dimminaco A.G./S.A./Ltd.                           Switzerland
  Eurand International, S.p.A.                       Italy
  John Wyeth Laboratorios S.A.                       Argentina
  Laboratoires Lederle S.A.                          France
  Laboratorios Wyeth Whitehall Ltda.                 Brazil
  Leipziger Arzneimittelwerke GmbH                   Germany
  Much Pharma A.G.                                   Germany
  Sherwood Medical Industries Limited                England
  Sherwood Medical Industries of Ireland Ltd.        Ireland
  Whitehall Italia SpA                               Italy

                                                State or Country of
             Name                                  Incorporation
Foreign (Continued)
  Whitehall Laboratories Limited                     England
  Whitehall-Robins Canada, Inc.                      Canada
  Wyeth A.G.                                         Switzerland
  Wyeth (Japan) Corporation                          Japan
  John Wyeth & Brother Limited                       England
  Wyeth-Ayerst Canada, Inc.                          Canada
  Wyeth Hong Kong, Ltd.                              Hong Kong
  Wyeth-Pharma G.m.b.H.                              Germany
  Wyeth Pharmaceuticals Pty. Limited                 Australia
  Wyeth S.A. de C.V.                                 Mexico
  Wyeth S.p.A.                                       Italy
  Wyeth-Philippines Inc.                             Philippines


There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.